BrightSpring Health Services, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results and Increases Full Year 2025 Guidance

LOUISVILLE, Ky., March 6, 2025 — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based health services for complex populations, today announced financial results for the fourth quarter and full year ended December 31, 2024, and increased revenue and Adjusted EBITDA1 guidance.

Financial Highlights

•
Fourth quarter net revenue of $3,053 million, up 28.6% compared to $2,375 million in the fourth quarter of 2023.
•
Fourth quarter net income of $15.4 million, compared to net loss of $7.2 million in the fourth quarter of 2023.
•
Fourth quarter Adjusted EBITDA1 of $167 million, up 17.4% versus $143 million in the fourth quarter of 2023.
•
Full year net revenue of $11,266 million, up 27.6% compared to $8,826 million in 2023.
•
Full year net loss of $20.5 million, compared to net loss of $156.8 million in 2023.
•
Full year Adjusted EBITDA1 of $588 million, up 9.3% versus $538 million in 2023.
o
When excluding a certain $30 million Quality Incentive Payment (QIP) in 2023, Adjusted EBITDA was up 15.9% compared to $508 million in 2023. This certain vendor QIP program has reached its conclusion, as previously disclosed.
•
On January 20, 2025, announced BrightSpring entered into a definitive agreement to divest the Community Living business to Sevita for $835 million, subject to customary closing adjustments.
•
Increased 2025 Revenue and Adjusted EBITDA Guidance, excluding Community Living:
o
Revenue: $11,600 - $12,100 million
o
Adjusted EBITDA1: $545 - $560 million

“In 2024, BrightSpring’s focus on quality and third-party satisfaction scores, growth in customers and patients served, and efficiency and best practices across the organization resulted in another excellent year of both operational and financial performance,” said Jon Rousseau, Chairman, President and Chief Executive Officer of the Company. “I am proud of our team’s commitment and capabilities that underpin these results, as well as the organization’s impact throughout communities. We are enthusiastic about what’s in front of us in 2025, as we further drive our mission to reach people who need the Company’s beneficial service solutions. We expect the recently announced divestiture of Community Living to result in a more streamlined organization with greater capital flexibility and increased growth rates.”

Fourth Quarter 2024 Financial Results

Net revenue of $3,053 million, up 28.6% compared to $2,375 million in the fourth quarter of 2023.

Gross profit of $422 million, up 14.4% compared to $369 million in the fourth quarter of 2023.

Net income of $15.4 million, compared to net loss of $7.2 million in the fourth quarter of 2023.

Adjusted EBITDA1 of $167 million, up 17.4% compared to $143 million in the fourth quarter of 2023.

Full Year 2024 Financial Results

Net revenue of $11,266 million, up 27.6% compared to $8,826 million in 2023.

Gross profit of $1,588 million, up 10.8% compared to $1,434 million in 2023. Excluding a certain $30 million receipt of QIP in 2023, gross profit growth rate was 13.2%.

Net loss of $20.5 million, compared to net loss of $156.8 million in 2023.

Adjusted EBITDA1 of $588 million, up 9.3% compared to $538 million in 2023

•
When excluding a certain $30 million QIP in 2023, Adjusted EBITDA1 was up 15.9% compared to $508 million in 2023.

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure prepared in accordance with GAAP.

Key Financials

	Three Months Ended			Year Ended
	December 31,			December 31,
	2024	2023	%	2024	2023	%
($ in millions)
Pharmacy Solutions Revenue	$ 2,397	$ 1,785	34%	$ 8,754	$ 6,522	34%
Provider Services Revenue	656	589	11%	2,512	2,304	9%
Total Revenue	$ 3,053	$ 2,375	29%	$ 11,266	$ 8,826	28%

	Three Months Ended			Year Ended
	December 31,			December 31,
	2024	2023	%	2024	2023	%
($ in millions)
Pharmacy Solutions segment EBITDA	$ 113	$ 93	22%	$ 395	$ 371	6%
Provider Services segment EBITDA	99	86	16%	361	307	18%
Total Segment Adjusted EBITDA	$ 212	$ 178	19%	$ 755	$ 678	11%
Corporate Costs	(45)	(36)	-	(167)	(140)	-
Total Company Adjusted EBITDA	$ 167	$ 143	17%	$ 588	$ 538	9%

Full Year 2025 Financial Guidance

For the full year 2025, BrightSpring is increasing guidance, which excludes the Community Living business and the effects of any future closed acquisitions. All growth rates reflect growth from the full year 2024 revenue and Adjusted EBTIDA results, excluding the Community Living business.

•
Net Revenue of $11,600 million to $12,100 million, or 15.2% to 20.1% growth over full year 2024.

o
Pharmacy Segment Revenue of $10,150 million to $10,600 million, or 15.9% to 21.1% growth over full year 2024.
o
Provider Segment Revenue of $1,450 million to $1,500 million, or 10.0% to 13.8% growth over full year 2024.
•
Adjusted EBITDA2 of $545 million to $560 million, or 18.4% to 21.7% growth over full year 2024.

A copy of the Company’s fourth quarter and fiscal year 2024 earnings presentation is available on the Company’s investor relations website, https://ir.brightspringhealth.com/

2A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net loss cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

BrightSpring will host a conference call today, March 6, 2025, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental financial information on the fourth quarter and fiscal year 2024 results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services provides complementary home- and community-based pharmacy and provider health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s service lines, including pharmacy, home health care and primary care, and rehabilitation and behavioral health, we provide comprehensive and more integrated care and clinical solutions in all 50 states to over 450,000 customers, clients and patients daily. BrightSpring has consistently demonstrated strong and often industry-leading quality metrics across its services lines while improving the quality of life and health for high-need individuals and reducing overall costs to the healthcare system.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, we have used words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases to identify these forward-looking statements.

The forward-looking statements are based on management’s current expectations and are not historical facts or guarantees of future performance. The forward-looking statements relate to the future and are therefore subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

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our operation in a highly competitive industry;
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our inability to maintain relationships with existing patient referral sources or establish new referral sources;
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changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;
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cost containment initiatives of third-party payors, including post-payment audits;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;
•
our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;
•
reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
compliance with or changes to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;
•
fluctuation of our results of operations on a quarterly basis;
•
harm caused by labor relation matters;
•
limitations in our ability to control reimbursement rates received for our services if we are unable to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process;
•
failure to manage our growth effectively, which may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;
•
our ability to identify, successfully complete and manage acquisitions, joint ventures, and other strategic initiatives, including the pending sale of our Community Living business;
•
our ability to continue to provide consistently high quality of care;
•
maintenance of our corporate reputation or the emergence of adverse publicity, including negative information on social media or changes in public perception of our services;
•
contract continuance, expansion and renewal with our existing customers, including renewals at lower fee levels, customers declining to purchase additional services from us, or reduction in the services received from us pursuant to those contracts;
•
effective investment in, implementation of improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information; cause a loss of confidential patient data, employee data or personal information; or prevent access to critical information and thereby expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
risks related to credit card payments and other payment methods;

•
potential substantial malpractice or other similar claims;
•
various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits, which may not be entirely covered by insurance;
•
our current insurance program, which may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
•
factors outside of our control, including those listed, which have required and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease;
•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations; and
•
our inability to adequately protect our intellectual property rights.

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” including “EBITDA” and “Adjusted EBITDA,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA and Adjusted EBITDA have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance and should not be considered as an alternative to net loss as a measure of financial performance or any other performance measures derived in accordance with

GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net loss before income tax expense (benefit), interest expense, and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, restructuring and divestiture-related and other costs, goodwill impairment, legal costs and settlements associated with certain historical matters for PharMerica, significant projects, management fees, and unreimbursed COVID-19 related costs.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

BrightSpring Contact:

Investor Relations:

David Deuchler, CFA

Gilmartin Group LLC

ir@brightspringhealth.com

Media Contact:
Leigh White
leigh.white@brightspringhealth.com
502.630.7412

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2024 and 2023

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$61,253	$13,071
Accounts receivable, net of allowance for credit losses	1,028,654	881,627
Inventories	640,568	402,776
Prepaid expenses and other current assets	162,579	159,167
Total current assets	1,893,054	1,456,641
Property and equipment, net of accumulated depreciation of $450,309 and $368,089 at December 31, 2024 and 2023, respectively	250,286	245,908
Goodwill	2,671,524	2,608,412
Intangible assets, net of accumulated amortization	811,482	881,476
Operating lease right-of-use assets, net	249,748	267,446
Deferred income taxes, net	5,575	—
Other assets	44,471	72,838
Total assets	$5,926,140	$5,532,721
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Trade accounts payable	$941,292	$641,607
Accrued expenses	356,538	492,363
Current portion of obligations under operating leases	69,665	71,053
Current portion of obligations under financing leases	12,113	11,141
Current portion of long-term debt	48,725	32,273
Total current liabilities	1,428,333	1,248,437
Obligations under operating leases, net of current portion	187,614	201,655
Obligations under financing leases, net of current portion	24,991	22,528
Long-term debt, net of current portion	2,561,858	3,331,941
Deferred income taxes, net	—	23,668
Long-term liabilities	71,759	91,943
Total liabilities	4,274,555	4,920,172
Redeemable noncontrolling interests	3,730	27,139
Shareholders’ equity:
Common stock, $0.01 par value, 1,500,000,000 and 137,398,625 shares authorized, 174,245,990 and 117,857,055 shares issued and outstanding at December 31, 2024 and 2023, respectively	$1,742	$1,179
Preferred stock, $0.01 par value, 250,000,000 authorized; no shares issued and outstanding at December 31, 2024; no shares authorized, issued or outstanding at December 31, 2023	—	—
Additional paid-in capital	1,866,850	771,336
Accumulated deficit	(222,155)	(200,319)
Accumulated other comprehensive income	1,418	12,544
Total shareholders’ equity	1,647,855	584,740
Noncontrolling interest	—	670
Total equity	1,647,855	585,410
Total liabilities, redeemable noncontrolling interests, and equity	$5,926,140	$5,532,721

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Statements of Operations

For the three and twelve months ended December 31, 2024 and 2023

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Products	$2,397,059	$1,785,457	$8,754,282	$6,522,450
Services	655,742	589,087	2,512,190	2,303,725
Total revenues	3,052,801	2,374,544	11,266,472	8,826,175
Cost of goods	2,192,520	1,614,641	8,008,501	5,840,716
Cost of services	438,382	391,188	1,669,536	1,551,665
Gross profit	421,899	368,715	1,588,435	1,433,794
Selling, general, and administrative expenses	342,846	300,453	1,382,061	1,286,614
Operating income	79,053	68,262	206,374	147,180
Loss on extinguishment of debt	—	—	12,726	—
Interest expense, net	54,866	83,054	228,386	324,593
Income (loss) before income taxes	24,187	(14,792)	(34,738)	(177,413)
Income tax expense (benefit)	8,783	(7,591)	(14,217)	(20,578)
Net income (loss)	15,404	(7,201)	(20,521)	(156,835)
Net loss attributable to noncontrolling interests	(595)	(664)	(2,459)	(2,232)
Net income (loss) attributable to BrightSpring Health Services, Inc. and subsidiaries	$15,999	$(6,537)	$(18,062)	$(154,603)

Net income (loss) per common share:
Income (loss) per share - basic	$0.08	$(0.06)	$(0.09)	$(1.31)
Income (loss) per share - diluted	$0.08	$(0.06)	$(0.09)	$(1.31)
Weighted average shares outstanding:
Basic	200,312	117,857	192,997	117,868
Diluted	213,160	117,857	192,997	117,868

BrightSpring Health Services, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the three and twelve months ended December 31, 2024 and 2023

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating activities:
Net income (loss)	$15,404	$(7,201)	$(20,521)	$(156,835)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	54,881	51,012	204,482	202,336
Impairment of long-lived assets	5,454	2,336	10,235	10,631
Change in fair value of contingent consideration, net	2,261	—	2,261	—
Payment of contingent consideration in excess of acquisition date fair value	(2,351)	—	(2,351)	—
Provision for credit losses	12,102	4,310	33,998	23,237
Amortization of deferred debt issuance costs	2,631	5,225	12,108	20,916
Share-based compensation	13,980	1,817	69,174	3,917
Deferred income taxes, net	1,867	(16,067)	(25,914)	(52,632)
Loss on extinguishment of debt	—	—	12,726	—
Loss (gain) on disposition of fixed assets	156	(608)	101	349
Other	(1,492)	(362)	(2,451)	(572)
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(15,044)	(10,324)	(179,040)	(127,246)
Prepaid expenses and other current assets	10,065	(34,737)	7,595	(34,899)
Inventories	(162,249)	(24,584)	(236,514)	28,660
Trade accounts payable	147,646	163,962	303,209	105,649
Accrued expenses	5,452	34,280	(144,580)	193,633
Other assets and liabilities	(151)	(6,659)	(20,744)	(6,361)
Net cash provided by operating activities	$90,612	$162,400	$23,774	$210,783
Investing activities:
Purchases of property and equipment	$(15,311)	$(16,834)	$(80,913)	$(73,527)
Acquisitions of businesses, net of cash acquired	(42)	(550)	(59,797)	(63,058)
Other	(427)	362	473	2,152
Net cash used in investing activities	$(15,780)	$(17,022)	$(140,237)	$(134,433)
Financing activities:
Long-term debt borrowings	$—	$—	$2,566,000	$—
Long-term debt repayments	(11,701)	(7,584)	(3,396,334)	(30,441)
Proceeds from issuance of common stock on initial public offering, net	—	—	656,485	—
Proceeds from issuance of tangible equity units, net	—	—	389,000	—
(Repayments) borrowings of the Revolving Credit Facility, net	(33,800)	(122,350)	12,600	(24,100)
Payment of debt issuance costs	(3,857)	—	(47,045)	—
Repurchase of shares of common stock	—	(325)	(650)	(650)
Proceeds from shares issued under share-based compensation plan	377	—	1,535	598
Taxes paid related to net share settlement of equity awards	(569)	—	(1,196)	—
Repurchase of stock options	—	(10,000)	—	(10,000)
Payment of contingent consideration	2,351	(1,453)	(1,805)	(1,453)
Distributions to redeemable noncontrolling interests	—	—	—	—
Purchase of redeemable noncontrolling interest	—	—	(2,316)	—
Investment in noncontrolling interests	—	735	—	735
Payment of financing lease obligations	(2,353)	(2,971)	(11,629)	(11,596)
Net cash (used in) provided by financing activities	$(49,552)	$(143,948)	$164,645	$(76,907)
Net increase (decrease) in cash and cash equivalents	25,280	1,430	48,182	(557)
Cash and cash equivalents at beginning of year	35,973	11,641	13,071	13,628
Cash and cash equivalents at end of year	$61,253	$13,071	$61,253	$13,071

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three and twelve months ended December 31, 2024 and 2023

(Unaudited)

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA:

($ in thousands)	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss)	$15,404	$(7,201)	$(20,521)	$(156,835)
Income tax benefit	8,783	(7,591)	(14,217)	(20,578)
Interest expense, net	54,866	83,054	228,386	324,593
Depreciation and amortization	54,881	51,012	204,482	202,336
EBITDA	$133,934	$119,274	$398,130	$349,516
Non-cash share-based compensation (1)	13,980	1,817	69,174	3,917
Acquisition, integration, and transaction-related costs (2)	9,538	6,980	34,869	20,734
Restructuring and divestiture-related and other costs (3)	9,966	5,676	38,031	21,848
Legal costs and settlements (4)	—	5,989	21,886	127,695
Significant projects (5)	—	1,480	2,604	8,379
Management fees (6)	—	1,383	23,381	5,631
Unreimbursed COVID-19 related costs	—	—	—	88
Total adjustments	$33,484	$23,325	$189,945	$188,292
Adjusted EBITDA	$167,418	$142,599	$588,075	$537,808

(1)
Represents non-cash share-based compensation to certain members of our management and other full-time employees. The year ended December 31, 2024 includes $49.2 million of costs related to new equity awards granted upon the completion of our IPO under the 2024 Equity Incentive Plan and $15.0 million of previously unrecognized share-based compensation expense related to performance-vesting options under the 2017 Stock Plan, a portion of which vested upon completion of the IPO.
(2)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, finance and accounting diligence and documentation; costs associated with the integration of acquisitions, including any facility consolidation, integration travel, or severance; and costs associated with other planned, completed, or terminated non-routine transactions. The year ended December 31, 2024 includes acquisition and integration related costs of $17.4 million, earn-out adjustments from previous acquisitions of $2.4 million, and other non-routine transaction costs of $8.7 million, as compared to acquisition and integration related costs of $3.7 million for the year ended December 31, 2023. These costs also included $6.4 million and $4.7 million of costs related to the IPO Offerings which were not capitalizable for the years ended December 31, 2024 and 2023, respectively.
(3)
Represents costs associated with restructuring-related activities, including closure costs, and related license impairment, and severance expenses associated with certain enterprise-wide or significant business line cost-savings measures. These costs included $12.7 million of unamortized debt issuance costs associated with the extinguishment of our Second Lien Facility in the year ended December 31, 2024. These costs also included $7.3 million and $10.6 million of intangible asset and other non-cash investment impairment for the years ended December 31, 2024 and 2023, respectively.
(4)
Represents settlement and defense costs associated with certain historical PharMerica litigation matters, including the Silver matter, all of which were finalized in 2024. See Note 14 “Commitments and Contingencies” within the audited consolidated financial statements and related notes, included elsewhere in this Annual Report on Form 10-K, for additional information.
(5)
Represents costs associated with certain transformational projects and for the periods presented primarily included general ledger system implementation, pharmacy billing system implementation, and ransomware attack response costs, all of which were finalized in 2024. General ledger system migration and related business intelligence system implementation costs, which were capitalized as development costs and are subsequently amortized in accordance with ASC 350-40, Internal Use Software, were $0.7 million and $2.0 million for the years ended December 31, 2024, and 2023, respectively. Pharmacy billing system implementation costs were $0.7 million and $2.2 million for the year ended December 31, 2024 and 2023, respectively. Ransomware attack response costs were $1.0 million and $3.4 million for the years ended December 31, 2024 and 2023.
(6)
Represents annual management fees payable to the Managers under the Monitoring Agreement through the date of the IPO, and $22.7 million of termination fees resulting from the Monitoring Agreement being terminated upon completion of the IPO Offerings. All management fees have ceased following the completion of the IPO.

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Adjusted EPS

For the three and twelve months ended December 31, 2024 and 2023

(Unaudited)

The following table reconciles diluted EPS to Adjusted EPS:

(shares in thousands)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Diluted EPS	$0.08	$(0.06)	$(0.09)	$(1.31)
Non-cash share-based compensation (1)	0.07	0.01	0.34	0.03
Acquisition, integration, and transaction-related costs (1)	0.04	0.06	0.17	0.16
Restructuring and divestiture-related and other costs (1)	0.05	0.05	0.19	0.17
Legal costs and settlements (1)	—	0.05	0.11	1.01
Significant projects (1)	—	0.01	0.01	0.07
Management fee (1)	—	0.01	0.12	0.04
Unreimbursed COVID-19 related costs (1)	—	—	—	0.00
Income tax impact on adjustments (2)(3)	(0.02)	(0.05)	(0.29)	(0.10)
Adjusted EPS	$0.22	$0.08	$0.56	$0.07

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net earnings (loss) per share	213,160	117,857	192,997	117,868
Weighted average common shares outstanding used in calculating diluted Non-GAAP earnings per share	213,160	126,091	202,106	126,355

(1) This adjustment reflects the per share impact of the adjustment reflected within the definition of Adjusted EBITDA.

(2) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment.

(3) For the year ended December 31, 2024, the income tax impact on adjustments is inclusive of a discrete tax benefit related to the Silver matter that was finalized in connection with the signing of the settlement agreement during the second fiscal quarter of 2024.